Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Tower Bancorp, Inc:

Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159647 and 333-161272), and Form S-8 (No. 333-40661, 333-159639, and 333-159638) of Tower Bancorp, Inc. of our report dated May 29, 2009, relating to the 2008 and 2007 consolidated financial statements of Graystone Financial Corp., which appear in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania

March 16, 2010